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                                                                  Exhibit 10.1.1

                                 METABOLIX, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

     Metabolix, Inc., a Delaware corporation (the "Company"), hereby grants as of February 28, 2002 (the "Grant Date") to DAVID SCOTT (the "Employee"), an option to purchase a maximum of 1,000 shares (the "Option Shares") of its Common Stock, $.01 par value ("Common Stock"), at the price of $2.70 per share on the following terms and conditions:

     1. GRANT UNDER THE 1995 STOCK PLAN OF METABOLIX, INC. This option is granted pursuant to and is governed by the 1995 Stock Plan of Metabolix, Inc., (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

     2. GRANT AS INCENTIVE STOCK OPTION: OTHER OPTIONS. This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

     3. VESTING OF OPTION IF EMPLOYMENT CONTINUES. If the Employee has continued to be employed by the Company or any Related Corporation on the following dates, the Employee may exercise this option for the number of shares of Common Stock set opposite the applicable date:

     Less than one year from               -    0 shares
     September 1, 2000

     One year but less than                -    250 shares
     two years from September 1, 2000

     Two years but less than               -    an additional
     three years from September 1, 2000         250 shares

     Three years but less than             -    an additional
     four years from September 1, 2000          250 shares

     Four years or more from               -    an additional
     September 1, 2000                          250 shares

The foregoing rights are cumulative and, while the Employee continues to be employed by the Company or any Related Corporation, may be exercised on or before the date which is ten years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Employee ceases to be employed by the Company and all Related Corporations.

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                                       -2-

     4.   TERMINATION EMPLOYMENT.

          (a) TERMINATION: If the Employee ceases to be employed by the Company and all Related Corporations, other than by reason of death or disability as defined in Section 5, no further installments of this option shall become exercisable, and this option shall terminate after the passage of sixty (60) days from the Employee's last day of employment, but in no event later than the scheduled expiration date. In such a case, the Employee's only rights hereunder shall be those winch are properly exercised before the termination of this option.

     5.   DEATH; DISABILITY.

          (a) DEATH: If the Employee dies while in the employ of the Company or any Related Corporation, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Employee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within 180 days after the date of death, but not later than, the scheduled expiration date.

          (b) DISABILITY: If the Employee ceases to be employed by the Company and all Related Corporations by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date of the termination of his or her employment, at any time within 180 days after such termination, but not later than the scheduled expiration date.

          (c) EFFECT OF TERMINATION; At the expiration of the 180-day period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

     6. PARTIAL EXERCISE. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 13(G) of the Plan, to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.

     7. PAYMENT OF PRICE. The option price shall be paid in United States dollars in the following manner:

          (a) in cash or by check, or any combination of the foregoing, equal in amount to the option price; or

          (b) in the discretion of the Company's Board of Directors, in cash, by check, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Board of Directors) equal as of the date of exercise to the option price, or by any combination of the foregoing, equal in amount to the option price.

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                                       -3-

     Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company if such Company's Common Stock is both subject to a substantial risk of forfeiture and not transferable within the meaning of Section 83 of the Code.

     8. RESTRICTIONS ON RESALE. Option Shares may not be transferred without the Company's written consent except by will, by the laws of descent and distribution and in accordance with the provisions of Sections 17 and 18, if applicable. Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act of 1933, as amended. Accordingly, such shares must be sold in compliance with the registration requirements of such Act or an exemption therefrom.

     9. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares (as provided in Section 7 hereof), and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

     10. OPTION NOT TRANSFERABLE. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee's lifetime only the Employee can exercise this option.

     11. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

     12. NO OBLIGATION TO CONTINUE EMPLOYMENT. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue the Employee in employment.

     13. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Employee shall have no rights as a stockholder with respect to the Option Shares until such time as the Employee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the shares so exercised in accordance with
Section 9. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

     14. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. The Option Shares shall include all shares issued in connection with such provisions.

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                                       -4-

     15. EARLY DISPOSITION. The Employee agrees to notify the Company in writing immediately after the Employee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date two years after the date of this Agreement or (b) the date one year after the date the Employee acquired such Option Shares. The Employee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

     16. WITHHOLDING TAXES. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company or any Related Corporation may withhold from the Employee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company or any Related Corporation does not withhold an amount from the Employee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

     17.  COMPANY'S RIGHT OF FIRST REFUSAL.

          (a) EXERCISE OF RIGHT: If the Employee desires to transfer all or any part of the Option Shares to any person other than the Company (an "Offeror"), the Employee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth the Employee's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Option Shares (the "Company Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to the Employee. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Employee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice.

          (b) SALE OF OPTION SHARES TO OFFEROR: The Employee may, for 60 days after the expiration of the 30-day option period as set forth in Section 17(a), sell to the Offerer, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee; PROVIDED, HOWEVER, that the Employee shall not sell such Company Option Shares to such Offeror if such Offeror is a competitor of the Company and the Company gives written notice to the Employee, within 30 days of its receipt of the Option Notice, stating that the Employee shall not sell his or her Company Option Shares to such Offeror; and PROVIDED, FURTHER, that prior to the sale of such Option Shares to an offerer, such Offeror shall execute an agreement with the Company pursuant to which such Offeror agrees to be subject to the restrictions set forth in this Section 17. If any or all of such Company Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Company Option Shares shall remain subject to the terms of this
Section 17.

          (c) ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE: If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization,

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                                       -5-

stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 17 shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of his or her ownership of, Option Shares.

          (d) FAILURE TO DELIVER OPTION SHARES: If the Employee fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this
Section 17, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company in the Commonwealth of Massachusetts, giving notice of such deposit to the Employee, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall he held by the bank or trust company for the benefit of the Employee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Employee shall thereafter look only to the Company for payment. The Company may place a legend on any certificate for Option Shares delivered to the Employee reflecting the restrictions on transfer provided in Section 8 hereof and this
Section 17,

          (e) EXPIRATION OF COMPANY'S RIGHT OF FIRST REFUSAL: The first refusal rights of the Company set forth above shall remain in effect until such time, if ever, as a distribution to the public is made of shares of the Company's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, or a successor statute, at which time the refusal rights of the Company set forth herein will automatically expire.

     18.  COMPANY'S RIGHT OF REPURCHASE.

          (a) RIGHT OF REPURCHASE. The Company shall have the right (the "Repurchase Right") to repurchase all of the Option Shares from the holder of this option upon the occurrence of any of the events specified in Section 18(b) below (the "Repurchase Event"). The Repurchase Right may be exercised by the Company within 60 days following the later of the date of the exercise of this option or the date the Company receives actual knowledge of such event (the "Repurchase Period"). The Repurchase Right shall be exercised by the Company by giving the holder written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the holder an amount equal to the greater of the option price or the fair market value of the shares. The Company may assign the Repurchase Right to one or more persons. Upon timely exercise of the Repurchase Right in the manner provided in this Section 18(a), the holder shall deliver to the Company the stock certificate or certificates representing the shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

     If shares are not purchased under the Repurchase Right, the Employee and his or her successor in interest, if any, will hold any such shares in his or her possession subject to all of the provisions of tin's Agreement.

          (b) COMPANY'S RIGHT TO EXERCISE REPURCHASE RIGHT: The Company shall have the Repurchase Right in the event that any of the following events shall occur:

               (i) The termination of the Employee's employment with the Company and all Related Corporations, voluntarily or involuntarily, for any reason whatsoever including death or permanent disability;

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                                       -6-

               (ii) The receivership, bankruptcy or other creditor's proceeding regarding the Employee or the taking of any of Employee's shares acquired upon exercise of tins option by legal process, such as a levy of execution; or

               (iii) Distribution of shares held by the Employee to his or her spouse as such spouse's joint or community interest pursuant to a decree of dissolution, operation of law, divorce, property settlement agreement or for any other reason, except as may be otherwise permitted by the Company.

          (c) DETERMINATION OF FAIR MARKET VALUE: The fair market value of the Option Shares shall be, for purposes of this Section 18, determined in accordance with Section 6D of the Plan as of the date of the Repurchase Event. The determination by the Board of Directors of the fair market value shall be conclusive and binding.

          (d) EXPIRATION OF COMPANY'S REPURCHASE RIGHT: The Repurchase Right shall remain in effect until such time, if ever, as (i) the Option Shares are transferred in accordance with Section 17 hereof or (ii) a distribution to the public is made of shares of the Company's Comrnon Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, or any successor statute.

     19. LOCK-UP AGREEMENT. The Employee agrees that in connection with an underwritten public offering of Common Stock, upon the request of the Company or the principal underwriter managing such public offering, this Option and the Option Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 180 days after the effectiveness of the Registration Statement filed in connection with such offering, or such longer period of time as the Board of Directors may determine if all of the Company's directors and officers agree to be similarly bound. The lock-up agreement established pursuant to this paragraph 19 shall have perpetual duration.

     20. PROVISION OF DOCUMENTATION TO EMPLOYEE. By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

     21.  MISCELLANEOUS.

          (a) NOTICES: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

          (b) ENTIRE AGREEMENT; MODIFICATION: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

          (c) SEVERABILITY: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

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                                       -7-

          (d) SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

          (c) GOVERNING LAW: This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the principles of the conflicts of laws thereof.

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     IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the date first above written.


/s/ David Scott                       METABOLIX, INC.
------------------------------        303 Third Street
Employee                              Cambridge, MA 02142-1196

DAVID SCOTT                           By: /s/ James Barber
------------------------------            -----------------------------------
Print Name of Employee                    James Barber
                                          President and Chief Executive Officer
27 Calvin St. #1
------------------------------
Street Address

Somerville,  MA      02143
------------------------------
City   State      Zip Code